Exhibit 99.1

AgEagle Aerial Systems Announces Appointment of Alison Burgett as Chief Financial Officer

Proven financial leader brings over 20 years of senior management experience navigating a multitude of public companies to fiscal responsibility and shareholder value creation

WICHITA, Kan., April 16, 2025 – AgEagle Aerial Systems Inc. (NYSE: UAVS) (“AgEagle” or the “Company”), a leading provider of best-in-class unmanned aerial systems (UAS) and sensors for military, public safety, and commercial use, announces the appointment of Alison Burgett, as Chief Financial Officer (CFO) of AgEagle, effective April 14, 2025. Ms. Burgett brings more than twenty years of financial, operational and regulatory experience with exchange listed companies and will be instrumental in helping guide the Company through its next phase of growth.

AgEagle CEO Bill Irby commented, “Alison has been a vital part of AgEagle’s leadership team in her role as Controller, where she has already demonstrated exceptional financial discipline, strategic insight, and a deep understanding of our business. Her promotion to CFO is a natural progression that reflects both her strong performance and the confidence we have in her ability to lead our financial strategy moving forward. As we continue to execute on our growth initiatives and expand our market presence, Alison’s leadership will be instrumental in driving operational efficiency, strengthening our financial infrastructure, and delivering long-term value to our shareholders.”

“With its cutting-edge technology, strong market position, and dedicated leadership team, AgEagle is uniquely positioned to drive meaningful innovation and expand its footprint in the rapidly growing drone technology sector,” said Ms. Burgett. “I look forward to leveraging my experience in corporate finance, strategic planning, and operational efficiency to support AgEagle’s long-term vision. By implementing sound financial strategies and fostering disciplined growth, we will further solidify AgEagle’s role as a leader in aerial intelligence solutions.”

Ms. Burgett has served as Controller of AgEagle since April 2024. In this capacity, she was responsible for overseeing the Company’s financial reporting, internal controls, budgeting, and compliance with regulatory standards, including SEC and GAAP requirements.

Prior to joining AgEagle, Ms. Burgett held key finance leadership roles over her tenure at Cente Corporation. Before joining Cente Corporation, Ms. Burgett held the position of Controller at Republic Services, Inc. and Director of Accounting at Providence Service Corporation where she supported strategic growth initiatives and implemented process improvements to enhance financial transparency and operational efficiency. She earned her undergraduate degree in Accounting from the University of Phoenix and her Master of Business Administration from Boise State University. Her expertise in corporate finance and regulatory compliance plays a vital role in supporting AgEagle’s financial integrity and long-term growth.

 The Company wishes to thank Ms. Adrienne Anderson for her interim CFO services and contributions to AgEagle and wishes her success in her future endeavors.

About AgEagle Aerial Systems Inc.

Through its three Centers of Excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack UAS, sensors and software solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on AgEagle’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the timing and fulfilment of current and future purchase orders relating to AgEagle’s products, the success of new programs, the ability to implement a new strategic plan and the success of a new strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of AgEagle in general, see the risk disclosures in the Annual Report on Form 10-K of AgEagle for the year ended December 31, 2024, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by AgEagle. All such forward-looking statements speak only as of the date they are made, and AgEagle undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

AgEagle Aerial Systems Contacts

Investor Relations:

Email: UAVS@ageagle.com

Media:

Email: media@ageagle.com